As filed with the Securities and Exchange Commission on August 31, 1998
                                               Registration No. 33-55894


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                       FORM S-8, REGISTRATION NO.33-55894


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ACX TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

            Colorado                                      84-1208699
  (State or other jurisdiction of               (I.R.S. Employer Identification)
   incorporation or organization)

          16000 Table Mountain Parkway, Golden, Colorado          80403
               (Address of principal executive offices)         (Zip Code)


           ACX Technologies, Inc. Equity Compensation Plan for Non-Employee Directors, ACX Technologies, Inc. Equity Incentive Plan, ACX Technologies, Inc. Savings and Investment Plan A and ACX Technologies, Inc. Savings and Investment Plan B
                            (Full title of the plans)

                               Jill B.W. Sisson
                               General Counsel
                         ACX Technologies, Inc.
                      16000 Table Mountain Parkway
                         Golden, Colorado  80403
                                 (303) 271-7000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
Title of                            maximum       maximum
securities            Amount        offering      aggregate     Amount of
to be                 to be         price         offering      registration
registered            registered    per share     price         fee

Common Stock,         3,000,000(1)  $19.125(1)    $57,375,000   $16,925.63(2)
par value $.01
per share


(1) In accordance with Rule 457(h), computed upon the basis of the prices reported on the New York Stock Exchange on August 28, 1998. This price is used solely for the purpose of calculating the registration fee.
(2) The Registrant has previously registered an aggregate of 6,000,000 shares (taking into account a 2 for 1 split of shares that occurred in August 1995) and has previously paid a registration fee of $12,733.44. Pursuant to Instruction E to Form S-8, the additional $16,925.63 registration fee is paid with respect to the additional 3,000,000 shares registered hereby.

                                    AMENDMENT

         The contents of the earlier Registration Statement on Form S-8, Registration No.33-55894, are hereby incorporated by reference.

Item 8. Exhibits.

  Exhibit No. Description


         4.1 ACX Technologies, Inc. Savings and Investment Plan A, as amended, and ACX Technologies, Inc. Savings and Investment Plan B, as amended. (Incorporated by reference to the Annual Report on Form 11-K, File No. 0-20704).
         4.2 ACX Technologies, Inc. Equity Incentive Plan, as amended (Incorporated by reference to Exhibit A to the Proxy Statement filed in connection with the May 17, 1994, Annual Meeting of Shareholders).
         4.3  ACX Technologies, Inc. Equity Compensation  Plan
                for Non-Employee Directors, as amended (filed herewith).
         5.1 Opinion of Holme Roberts & Owen LLP as to the legality of the Common Stock being registered (filed herewith). The Registrant has submitted the ACX Technologies, Inc. Savings and Investment Plan A and ACX Technologies, Inc. Savings and Investment Plan B and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.
         23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).
         23.2 Consent of Holme Roberts & Owen LLP (found in Exhibit 5.1).
         24   Powers of Attorney are on the signature page of this
                Registration Statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on August 25, 1998.

                                        ACX TECHNOLOGIES, INC.


Date: August 25, 1998                   By /s/ Jeffrey H. Coors
                                           Jeffrey H. Coors
                                           President

Date: August 25, 1998                   By /s/ Joseph Coors, Jr.
                                           Joseph Coors, Jr.
                                           President

Date: August 25, 1998                   By /s/ Jed J. Burnham
                                           Jed J. Burnham
                                           Chief Financial
                                           Officer and Treasurer

Date: August 25, 1998                   By /s/ Beth A. Parish
                                           Beth A. Parish
                                           Controller and
                                           Principal Accounting
                                           Officer

                                Power of Attorney

  We, the undersigned officers and directors of ACX TECHNOLOGIES, INC. hereby severally constitute and appoint Jed J. Burnham, Jill B. W. Sisson and Beth A. Parish, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post- effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date:  August 25, 1998                   By /s/ William K. Coors
                                           William K. Coors
                                           Chairman of the
                                           Board of Directors
                                           and Director

Date:  August 25, 1998                   By /s/ John D. Beckett
                                           John D. Beckett
                                           Director

Date:  August 25, 1998                   By /s/ Jeffrey H. Coors
                                           Jeffrey H. Coors
                                           Principal Executive
                                           Officer and Director

Date:  August 25, 1998                   By /s/  John K. Coors
                                           John K. Coors
                                           Director

Date:  August 25, 1998                   By /s/ Joseph Coors, Jr.
                                           Joseph Coors, Jr.
                                           Principal Executive
                                           Officer and Director


Date:  August 25, 1998                   By /s/ Richard P. Godwin
                                           Richard P. Godwin
                                           Director

Date:  August 25, 1998                   By /s/John H. Mullin,III
                                           John H. Mullin, III
                                           Director

Date:  August 25, 1998                   By /s/ John Hoyt Stookey
                                           John Hoyt Stookey
                                           Director

Date:  August 25, 1998                   By /s/James K. Peterson
                                          James K. Peterson
                                           Director

Pursuant to the requirements of the Securities Act of 1933, the ACX Technologies, Inc. Savings and Investment Plan A and ACX Technologies, Inc. Savings and Investment Plan B have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on the 25th day of August 1998.

                                       ACX Technologies, Inc.
                                       Savings and Investment Plan A and
                                       ACX Technologies, Inc.
                                       Savings and Investment Plan B


                                       By     /s/Jill B.W. Sisson
                                                 Jill B.W. Sisson, Secretary